EXHIBIT 10.38

(DATE) September 11, 2008

AMENDMENT TO EMPLOYMENT AGREEMENT

The Agreement dated August 11, 2008 by and between David Dauwalter and BioDrain Medical, Inc. has been amended as follows:

4 d. Stock Options line 4 shall be changed to read:  “The options will vest as follows: 10,000 shares upon execution of this Agreement, to be issued to Employee upon establishment of the Plan; the balance (40,000) will vest upon achievement of the following specific milestones:

•	An additional 10,000 shares to vest upon approval of the 510(k) by the FDA,

•	An additional 10,000 shares to vest upon the establishment of four (4) beta site approvals via purchase order, letter of intent or testimonial Please revise as appropriate

•	An additional 10,000 shares to vest upon the sale of the first commercial-ready FMS unit,

•	An additional 10,000 shares to vest upon the sale of the 50th commercial-ready FMS unit.”

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed effective as of the day and year first written above.

BioDrain Medical Incorporated By: /s/ Kevin R. Davidson Kevin R. Davidson, President & CEO By: /s/ David J. Dauwalter David J. Dauwalter